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                                                               EXHIBIT 23.1

                         [GRANT THORNTON LETTERHEAD]



We have issued our reports dated November 2, 1995 accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Microdyne Corporation on Form 10-K for the year ended October 1, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Microdyne Corporation on Forms S-8 (dated December 27, 1991, February 28, 1992, May 6, 1992, and March 3, 1995).

        /s/ GRANT THORNTON
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Vienna, Virginia
December 22, 1995